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                                                                   EXHIBIT 99.17


                                POWER OF ATTORNEY


         THE UNDERSIGNED director of Personnel Group of America, Inc. (the "Company") hereby appoints Larry L. Enterline, James C. Hunt, Ken R. Bramlett, Jr. and Michael H. Barker and each of them singly, for a period extending for the duration of the undersigned's service as a director of the Company and for a period of six months thereafter, as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the undersigned, to execute and file with the Securities and Exchange Commission (the "Commission") reports pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), including reports on Forms 3, 4 and 5 under the Act and any amendments thereto, with full power and authority to take or cause to be taken all other actions that in the judgment of such appointed person(s) may be necessary or appropriate to effect the filing of such reports.


         EXECUTED on the 15th day of April, 2003.



                                           /s/ Victor E. Mandel
                                           -------------------------------------
                                           Victor E. Mandel